Media Contact:
                                                      -------------
                                                      Gordon R. Manuel
                                                      864-282-9448

                                                      Analyst Contact:
                                                      --------------- -
                                                      Duane A. Owens
                                                      864-282-9488

FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 26, 2005

                      BOWATER ANNOUNCES THIRD QUARTER 2005
                                FINANCIAL RESULTS

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $16.0 million, or $0.28 per diluted share, on sales of $872.9 million for the third quarter of 2005. These results compare with a net loss of $18.1 million, or $0.32 per diluted share, on sales of $834.0 million in the third quarter of 2004. Before special items, the net loss for the third quarter of 2005 was $9.5 million, or $0.17 per diluted share, compared with the 2004 third quarter net loss before special items of $1.8 million, or $0.03 per diluted share. Third quarter 2005 special items, net of tax, consisted of a $6.1 million gain related to asset sales and a $12.6 million loss resulting from currency changes primarily related to the appreciation of the Canadian dollar. In addition to those special items, the company had a $3.7 million (or $0.06 per share) charge related to a tax adjustment. Before the gain on asset sales, operating income was $35.1 million, which is within the range indicated in the company's announcement dated October 4. Operating income was $45.0 million, including the gain on asset sales.


                              FINANCIAL HIGHLIGHTS
                     (In millions, except per-share amounts)

                                                               Three Months Ended               Nine Months Ended
                                                                  September 30,                   September 30,
                                                         ------------------------------- --------------------------------
                                                               2005            2004             2005           2004
                                                         ------------------------------- --------------------------------
 Sales                                                   $     872.9    $     834.0      $   2,607.4    $    2,367.3
 Net loss                                                $     (16.0)   $     (18.1)     $     (18.7)   $      (51.9)

 Loss per diluted share (in accordance with GAAP)        $     (0.28)   $     (0.32)     $     (0.33)   $      (0.91)
 Special items, net of tax (per diluted share):
    Sale of assets (gain) loss                                 (0.11)         (0.01)           (0.34)          (0.07)
    Foreign exchange (gain) loss                                0.22           0.30             0.10            0.13
    Asset impairment                                            -              -                0.13              -
                                                         ------------------------------- --------------------------------
 Loss per share excluding special items                  $     (0.17)   $     (0.03)     $     (0.44)    $     (0.85)
                                                         ------------------------------- --------------------------------



                                     (more)

     "Bowater's  product pricing has improved  throughout the year," said Arnold
M. Nemirow, Chairman, President and Chief Executive Officer. "However, we have experienced significant cost pressures, especially third quarter energy, chemicals and distribution costs, which were partially related to Hurricane Katrina, and the strong Canadian dollar. We do expect market fundamentals to continue to support Bowater's improved fourth quarter pricing."

     As previously announced, the company has initiated an $80 million cost reduction program which will be fully implemented by the end of 2006. In addition to this program, the company intends to sell certain assets that are expected to generate net proceeds in excess of $300 million over the same time period. The assets consist mostly of North American timberlands.

     Bowater's average transaction price for newsprint rose $13 per metric ton in the third quarter compared to the second quarter. Inventory increased by 13,400 metric tons, primarily as a result of disruptions in export shipments due to the recent hurricanes. The company curtailed 56,000 metric tons of newsprint production in the third quarter. Of the curtailment, approximately 20,000 tons was related to a 19 day outage at the Thunder Bay, Ontario newsprint mill as a result of high wood fiber and energy costs. In the fourth quarter, the company expects to curtail approximately 53,000 metric tons representing maintenance outages and the continued idling of a machine at Thunder Bay. The company informed its North American customers of a $35 per metric ton price increase effective October 1.

     Consumption of coated mechanical papers in North America continues to be strong. Bowater's average transaction price for coated and specialty papers increased $30 per short ton compared to the second quarter, while the company's average operating costs increased $19 per ton, primarily as a result of rising energy related costs and the strong Canadian dollar. Due to escalating energy costs, the company announced in the fourth quarter various freight and energy surcharges for its coated and specialty grades.

     Bowater's average transaction price for market pulp decreased $28 per metric ton compared to the second quarter of 2005, while operating costs increased $6 per ton. The company curtailed 19,000 metric tons of market pulp due to maintenance outages in the third quarter and expects a similar amount in the fourth quarter. The company informed its North American customers of a $20 per metric ton price increase on softwood grades effective October 1.

         The company's average transaction price for lumber decreased $24 per thousand board feet compared to the second quarter of 2005. During the quarter, the company paid countervailing and antidumping duties of approximately $7.8 million.

     Bowater will release third quarter financial results before the market opens on Wednesday, October 26, 2005. A management conference call will be held to discuss these financial results at 10:00 a.m. EDT, October 26, 2005. The conference call number is 800-288-8967 or 612-234-9960 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT on Wednesday, October 26, through Wednesday, November 2, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 798866.

                                     (more)

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated mechanical papers. In addition, the company makes uncoated mechanical papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 12 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a mechanical base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX: BWX).

     All amounts are in U.S. dollars.

     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2004, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                      # # #

                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)


                                                                Three Months Ended                      Nine Months Ended
                                                                  September 30,                           September 30,
                                                       -------------------------------------    -----------------------------------
                                                             2005                2004                2005               2004
                                                       -----------------    ----------------    ----------------   ----------------
Sales                                                   $ 872.9                    $  834.0         $    2,607.4       $   2,367.3

Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                          630.5                       586.9              1,880.6            1,731.7
Depreciation, amortization and cost of timber
    harvested                                              82.5                        83.0                245.9              254.1
Distribution costs                                         83.8                        85.2                256.1              241.6
Selling and administrative expense                         41.0                        39.9                121.0              108.7
Asset impairment (2)                                          -                           -                 11.9                  -
Net gain on fixed assets and land sales                     9.9                         1.7                 30.7                5.9
                                                       -----------------    ----------------    ----------------   ----------------
       Operating income
                                                           45.0                        40.7                122.6               37.1

Other expense (income):
    Interest income                                        (1.0)                       (1.1)                (3.2)              (3.2)
    Interest expense, net of capitalized interest          50.0                        48.4                149.5              146.5
    Foreign exchange loss (gain)                            1.8                         1.2                  3.6               (0.1)
    Other, net                                             (2.7)                       (2.5)                (7.4)              (6.3)
                                                       -----------------    ----------------    ----------------   ----------------
                                                           48.1                        46.0                142.5              136.9
                                                       -----------------    ----------------    ----------------   ----------------
Loss before income taxes and minority interests            (3.1)                       (5.3)               (19.9)             (99.8)

Provision for income tax expense (benefit)                 14.5                        12.0                  1.1              (44.7)
Minority interests in the net income (loss) of
subsidiaries                                               (1.6)                        0.8                 (2.3)              (3.2)
                                                       -----------------    ----------------    ----------------   ----------------
Net loss                                                $ (16.0)                $     (18.1)         $     (18.7)        $    (51.9)
                                                       =================    ================    ================   ================

Basic loss per common share: (1)
    Net loss per share                                  $(0.28)                 $     (0.32)         $     (0.33)        $    (0.91)
                                                       =================    ================    ================    ==============
   Average common shares outstanding (1)                  57.4                         57.2                 57.4               57.2
                                                       =================    ================    ================    ==============
Diluted loss per common share: (1)
    Net loss per share                                 $ (0.28)                 $     (0.32)         $     (0.33)        $    (0.91)
                                                       =================    ================    ================    ==============
   Average common and common equivalent shares
     outstanding (1)                                      57.4                         57.2                 57.4               57.2
                                                       =================    ================    ================    =============

                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)

Consolidated Balance Sheet                                                September 30,               December 31,
                                                                              2005                         2004
                                                                   ----------------------------    -----------------------------
Current assets
    Cash and cash equivalents                                       $        23.3                             $   29.7
    Accounts receivable, net                                                432.9                                377.0
    Inventories                                                             353.3                                327.9
    Other current assets                                                    104.1                                168.1
                                                                   ----------------------------    -----------------------------
        Total current assets                                                913.6                                902.7
                                                                   ----------------------------    -----------------------------
Timber and timberlands                                                      186.2                                186.2
Fixed assets, net                                                         3,125.3                              3,301.1
Goodwill                                                                    828.2                                828.2
Other assets                                                                233.5                                240.7
                                                                   ----------------------------    -----------------------------
                                                                    $     5,286.8                            $ 5,458.9
                                                                   ============================    =============================
Current liabilities:
    Current installments of long-term debt                          $        20.6                            $    14.0
    Short-term bank debt                                                     27.0                                 73.0
    Accounts payable and accrued liabilities                                496.7                                458.4
    Dividends payable                                                        11.2                                 11.2
                                                                   ----------------------------    -----------------------------
        Total current liabilities                                           555.5                                556.6
                                                                   ----------------------------    -----------------------------
Long-term debt, net of current installments                               2,403.0                              2,427.9
Pension, other postretirement benefits and other long-term
    liabilities                                                             494.9                                495.2
Deferred income taxes                                                       354.8                                403.4
Minority interests in subsidiaries                                           68.3                                 68.5
Shareholders' equity                                                      1,410.3                              1,507.3
                                                                   ----------------------------    -----------------------------
                                                                    $     5,286.8                          $   5,458.9
                                                                   ============================    =============================


                                                                                        Nine Months Ended
Consolidated Cash Flow                                                                    September 30,
                                                                   -------------------------------------------------------------
                                                                              2005                             2004
                                                                   ----------------------------    -----------------------------
Cash flows from operating activities                                  $     143.3                            $      85.7
                                                                   ----------------------------    -----------------------------
Cash flows from (used for) investing activities:
    Cash invested in fixed assets, timber and timberlands                   (89.6)                                 (60.3)
    Disposition of fixed assets, including timber and
                timberlands                                                  33.7                                   10.3
                                                                   ----------------------------    -----------------------------
                                                                            (55.9)                                 (50.0)
                                                                   ----------------------------    -----------------------------
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                            (34.4)                                 (34.6)
    Financing activities, net                                               (61.3)                                 (10.5)
    Stock options exercised                                                   1.9                                    5.1
                                                                   ----------------------------    -----------------------------
                                                                            (93.8)                                 (40.0)
                                                                   ----------------------------    -----------------------------
Net decrease in cash and cash equivalents                                                                   $       (4.3)
                                                                     $       (6.4)
                                                                   ============================    =============================


BOWATER INCORPORATED AND SUBSIDIARIES
Notes to the Press Release and Unaudited Consolidated Financial Statements

(1) For the calculation of basic and diluted loss per share for the three and nine months ended September 30, 2005 and 2004, no adjustments to net loss are necessary. The effect of dilutive securities is not included in the computation for the three and nine months ended September 30, 2005 and 2004 to prevent antidilution.

(2) During the three months ended June 30, 2005, Bowater decided to permanently shut the older, higher cost No. 1 line at Benton Harbor. This shut resulted in a one-time non-cash asset impairment of $11.9 million.

(3) A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.




                      Three Months Ended September 30, 2005
                (unaudited, in millions except per share amounts)

                          Adjustment for Special Items

                                                                                 Land sales                             GAAP as
                                                                     GAAP as       & fixed    Foreign    Asset       adjusted for
                                                                    reported       assets     exchange   Impairment Special items
                                                                  -------------- ------------ ---------- ---------- ---------------
Operating income (loss)                                             $  45.0       $   (9.9)   $     -    $    -        $   35.1
Other expense (income):
  Interest income                                                      (1.0)             -          -         -            (1.0)
  Interest expense, net of capitalized interest                        50.0              -          -         -            50.0
  Foreign exchange loss (gain)                                          1.8              -       (1.8)        -               -
  Other, net                                                           (2.7)             -          -         -            (2.7)
                                                                  -------------- ------------ ---------- ---------- ---------------
                                                                       48.1              -       (1.8)        -            46.3
                                                                  -------------- ------------ ---------- ---------- ---------------
Income (loss) before income taxes and minority interests               (3.1)          (9.9)       1.8         -           (11.2)
Provision for income tax expense (benefit) (a)                         14.5           (3.8)     (11.2)        -            (0.5)
Minority interests in the net income (loss)subsidiaries                (1.6)             -        0.4         -            (1.2)
                                                                  -------------- ------------ ---------- ---------- ---------------
Net income (loss)                                                   $ (16.0)      $   (6.1)    $ 12.6     $   -        $   (9.5)
                                                                  -------------- ------------ ---------- ---------- ---------------
Diluted shares                                                         57.4           57.4       57.4         -            57.4
                                                                  -------------- ------------ ---------- ---------- ---------------
EPS                                                                 $ (0.28)       $ (0.11)     $ .22     $   -        $  (0.17)
                                                                  -------------- ------------ ---------- ---------- ---------------
Effective tax rate (a)                                               -467.7%          38.4%    -622.2%        -            4.5%
                                                                  -------------- ------------ ---------- ---------- ---------------

(a) The provision for income tax expense for the three months ended September 30, 2005 includes a net tax expense adjustment of $3.7 million (or $0.06 per share) for tax rate adjustments and settlements. After considering this adjustment, our effective tax rate, as adjusted for special items, would be 37.5%.

                      Three Months Ended September 30, 2004
                (unaudited, in millions except per share amounts)

                          Adjustment for Special Items

                                                                                 Land sales                             GAAP as
                                                                     GAAP as       & fixed    Foreign    Asset       adjusted for
                                                                    reported       assets     exchange   Impairment Special items
                                                                  -------------- ------------ ---------- ---------- ---------------
Operating income (loss)                                             $  40.7         $   (1.7)   $     -    $    -      $     39.0
Other expense (income)
  Interest income                                                      (1.1)               -          -         -            (1.1)
  Interest expense, net of capitalized interest                        48.4                -          -         -            48.4
  Foreign exchange loss (gain)                                          1.2                -       (1.2)        -               -
  Other, net                                                           (2.5)               -          -         -            (2.5)
                                                                  -------------- ------------ ---------- ---------- ---------------
                                                                       46.0                -       (1.2)        -            44.8
                                                                  -------------- ------------ ---------- ---------- ---------------
Income (loss) before income taxes and minority interests               (5.3)            (1.7)       1.2         -            (5.8)
Provision for income tax expense (benefit)                             12.0             (0.8)     (15.8)        -            (4.6)
Minority interests in the net income (loss) of subsidiaries             0.8                        (0.2)                      0.6
                                                                  -------------- ------------ ---------- ---------- ---------------
Net income (loss)                                                   $ (18.1)          $ (0.9)   $  17.2    $    -         $  (1.8)
                                                                  -------------- ------------ ---------- ---------- ---------------
Diluted Shares                                                         57.2             57.2       57.2         -            57.2
                                                                  -------------- ------------ ---------- ---------- ---------------
EPS                                                                 $ (0.32)         $ (0.01)   $  0.30    $    -         $ (0.03)
                                                                  -------------- ------------ ---------- ---------- ---------------
Effective tax rate                                                   -226.4%            47.1%    1316.7%                     79.3%
                                                                  -------------- ------------ ---------- ---------- ---------------


               Nine Months Ended September 30, 2005
     (unaudited, in millions except per share amounts)

                Adjustment for Special Items

                                                                                  Land sales                          GAAP as
                                                                    GAAP as        & fixed    Foreign    Asset      adjusted for
                                                                    reported       assets     exchange   Impairment Special items
                                                                 --------------- ------------ ---------- ---------- --------------

Operating income (loss)                                           $  122.6         $  (30.7)    $    -    $  11.9      $  103.8
Other expense (income):
  Interest income                                                     (3.2)               -          -          -          (3.2)
  Interest expense, net of capitalized interest                      149.5                -          -          -          149.5
  Foreign exchange loss (gain)                                         3.6                -       (3.6)         -              -
  Other, net                                                          (7.4)               -          -          -           (7.4)
                                                                 --------------- ------------ ---------- ---------- --------------
                                                                     142.5                -       (3.6)         -          138.9
                                                                 --------------- ------------ ---------- ---------- --------------
Income (loss) before income taxes and minority interests             (19.9)           (30.7)       3.6       11.9          (35.1)
Provision for income tax expense (benefit)                             1.1            (11.3)      (1.8)       4.5           (7.5)
Minority interests in the net income (loss) of subsidiaries           (2.3)               -       (0.1)         -           (2.4)
                                                                 --------------- ------------ ---------- ---------- --------------
Net income (loss)                                                 $  (18.7)        $  (19.4)    $  5.5    $   7.4       $  (25.2)
                                                                 --------------- ------------ ---------- ---------- --------------
Diluted shares                                                         57.4             57.4      57.4       57.4           57.4
                                                                 --------------- ------------ ---------- ---------- ---------------
EPS                                                               $  (0.33)        $  (0.34)  $   0.10    $  0.13       $  (0.44)
                                                                 --------------- ------------ ---------- ---------- ---------------
ffective tax rate                                                     -5.5%           36.8%     -50.0%      37.8%          21.4%
                                                                 --------------- ------------ ---------- ---------- ---------------

                      Nine Months Ended September 30, 2004
                (unaudited, in millions except per share amounts)

                          Adjustment for Special Items

                                                                                 Land sales                            GAAP as
                                                                    GAAP as        & fixed    Foreign    Asset       adjusted for
                                                                    reported       assets     exchange   Impairment Special items
                                                                 --------------- ------------ ---------- ---------- ---------------
Operating income (loss)                                             $ 37.1        $   (5.9)    $   -      $   -        $    31.2
Other expense (income):
  Interest income                                                     (3.2)              -         -          -             (3.2)
  Interest expense, net of capitalized interest                      146.5               -         -          -            146.5
  Foreign exchange loss (gain)                                        (0.1)              -       0.1          -                -
  Other, net                                                          (6.3)              -         -          -             (6.3)
                                                                 --------------- ------------ ---------- ---------- ---------------
                                                                     136.9               -       0.1          -            137.0
                                                                 --------------- ------------ ---------- ---------- ---------------
Income (loss) before income taxes and minority  interests            (99.8)           (5.9)     (0.1)         -           (105.8)
Provision for income tax expense (benefit)                           (44.7)           (2.1)     (7.4)         -           (54.2)
Minority interests in the net income (loss) of  subsidiaries          (3.2)                      0.1                       (3.1)
                                                                 --------------- ------------ ---------- ---------- ---------------

Net loss                                                           $ (51.9)      $    (3.8)    $ 7.2     $    -         $ (48.5)
                                                                 --------------- ------------ ---------- ---------- ---------------
Diluted Shares                                                        57.2            57.2      57.2          -            57.2
                                                                 -------------- ------------- ---------- ---------- ---------------


EPS                                                             $    (0.91)      $   (0.07)    $0.13     $    -         $ (0.85)
                                                                 -------------- ------------- ---------- ---------- ---------------
 Effective tax rate                                                  44.8%           35.6%    7400.0%                     51.2%
                                                                 -------------- -------------- ---------- ---------- ---------------

A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com).